Exhibit 10.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

THE NOTE IS SUBJECT TO THE TERMS, INCLUDING A RIGHT OF SET-OFF, OF A MERGER AGREEMENT DATED AS OF MAY 7, 2010, AMONG CLARUS CORPORATION, A DELAWARE CORPORATION, EVEREST/SAPPHIRE ACQUISITION LLC, EVEREST MERGER I CORP., EVEREST MERGER II, LLC,, GREGORY MOUNTAIN PRODUCTS, INC. AND KANDERS GMP HOLDINGS, LLC AND SCHILLER GREGORY INVESTMENT COMPANY, LLC

CLARUS CORPORATION

5% Unsecured Subordinated Note due May 28, 2017

May , 2010	$________

CLARUS CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay to the order of ___________________ (the “Holder”), the principal amount of _________________ U.S. Dollars ($___________) (such amount, as reduced, if applicable,in accordance with Section 7 herein, the “Principal Amount”).

This 5% Unsecured Subordinated Note due May 28, 2017 (“Note”) is one of two duly authorized 5% Unsecured Subordinated Notes due May 28, 2017, aggregating $__________ in principal amount (the “Notes”) with identical terms and rights issued to ____________ (together with its successors or assigns “____”) and _________________________ pursuant to that certain Merger Agreement (the “Merger Agreement”) dated as of May 7, 2010, among Clarus Corporation, a Delaware corporation (the “Company”), Everest/Sapphire Acquisition LLC, Everest Merger I Corp., Everest Merger II, LLC, Gregory Mountain Products, Inc., Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC (capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Merger Agreement).

The payment of the principal and interest on this Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth herein.

1.           Payment of Principal.  The Company shall repay the entire Principal Amount outstanding on or before the earliest of (a) May 28, 2017 (the “Maturity Date”), (b) a sale or transfer (in one transaction or series of related transactions) of (i) all or substantially all of the assets of the Company or its successors or assigns or (ii) a majority of the then-issued and outstanding capital stock of the Company or its successors or assigns, or (c) a merger, consolidation, share exchange or any other business combination or transaction involving the Company or its successors or assigns whereby the holders of all of the issued and outstanding capital stock of the Company prior to such transaction do not (x) hold at least a majority of the voting stock or other voting equity of the surviving or resulting entity in the transaction immediately after consummation thereof, and (y) have the right to elect at least a majority of the directors of the surviving or resulting entity.

2.           Payment of Interest. Interest shall accrue at the rate of five percent (5%) per annum (based on a 360 day year comprised of twelve 30 day months) on the unpaid Principal Amount outstanding and be payable in cash quarterly in arrears on the last day of March, June, September and December in each year until the Maturity Date, at which time all unpaid principal and interest shall be due and payable to the Holder in cash.  Upon the occurrence and continuance of an Event of Default (as hereinafter defined) interest shall accrue at the rate of ten percent (10%) per annum.

3.           Time of Payment.  If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding day that is not a Saturday, Sunday or such legal holiday (a “Business Day”) and such extension of time shall in such case be included in computing interest in connection with such payment.

4.           Prepayment.  The Company shall have the right to prepay this Note, in whole or in part, at any time or from time to time, without premium or penalty but with interest accrued and unpaid to the date of prepayment.

5.           Events of Default.

(a)          Definition.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any of the following events occur and in the case of subsections 5(a)(i) or (ii) below, KGH has given its prior written consent to such event being deemed an Event of Default hereunder:

(i)            the Company shall default in the payment of any amount due under this Note on the date when due, whether at maturity or other time, by acceleration or otherwise and such default shall continue for ten (10) days after written notice thereof ;

(ii)           the Company institutes or consents to the institution of any proceeding under the provisions of Title 11 United States Code (“Bankruptcy Code”), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officers appointed without the application or consent of the Company and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under the Bankruptcy Code relating to the Company or to all or any part of its properties instituted without the consent of the Company and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding (each, an “Insolvency Event”); or

(iii)          the Company fails to perform or observe any other material covenant or agreement of the Company contained in this Note which remain uncured for more than ten (10) days after written notice thereof.

(b)          Consequences of Events of Default.  Subject in all respects to Section 6 hereof:

(i)            If an Event of Default (other than an Insolvency Event) has occurred and is continuing, the Holder of the Note, may declare all or any portion of the outstanding Principal Amount due and payable and demand immediate payment of all or any portion of the outstanding Principal Amount.  If the Holder demands immediate payment of all or any portion of the Note, the Company shall immediately pay to the Holder the Principal Amount requested to be paid together with all accrued and unpaid interest thereon.

(ii)           If an Insolvency Event has occurred, all of the outstanding Principal Amount shall automatically be immediately due and payable without any notice or other action on the part of the Holder.

(iii)          If any Event of Default has occurred, interest shall accrue on the Principal Amount of this Note in accordance with the last sentence of Section 2 of this Note for as long as such Event of Default continues.

(iv)          If any Event of Default has occurred, each Holder shall also have any other rights or remedies which such Person may have pursuant to applicable law or equity.

6.           Subordination.

6.1          Agreement to Be Bound.  (a)  The Company covenants and agrees, and the Holder by its acceptance thereof, likewise covenants and agrees, that the Note is being issued subject to the provisions contained in this Section 6; and each person holding the Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b)           The Note shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in Section 6.7).

6.2           Priority of Senior Indebtedness.    (a)  No payment of the Principal Amount or interest on the Note shall be made, nor shall any assets be applied to the purchase or other acquisition or retirement of the Note, if, at the time of such payment or application or immediately after giving effect thereto (i) there shall exist a default in the payment of any amount due on any Senior Indebtedness (a “Senior Payment Default”) , or (ii) if there shall have occurred an event of default other than a Senior Payment Default with respect to any Senior Indebtedness (an “Other Senior Default,” and, together with a Senior Payment Default, a “Senior Event of Default”) or in the instrument under which the same has been issued, permitting the holders thereof, after notice or lapse of time, or both, to accelerate the maturity thereof.  Promptly (and in any event within ten (10) Business Days) after knowledge of both the occurrence and cure of a Senior Event of Default , the Company shall furnish written notice thereof to the Holder of the Note, in the manner and at the address specified pursuant to Section 10 hereof.

(b)           Except upon the occurrence and during the continuance of a Senior Event of Default, the Company shall pay to the Holder all payments of the Principal Amount and interest when due under this Note without regard to the subordination provision of this Section 6.  With respect to any payments of the Principal Amount or interest that the Company is prohibited from making to the Holder of this Note as a result of the operation of this Section 6, the Company shall promptly (and in any event within ten (10) Business Days) make such payments to the extent Article 6 no longer prohibits any such payment.

(c)           Upon the occurrence and during the continuance of a Senior Event of Default and notwithstanding any other provision contained herein or in the Note to the contrary, the Holder hereby agrees, for the benefit of the holders of Senior Indebtedness, not to ask for, demand, sue for, take or receive any amount owing under the Note or exercise any remedy (whether pursuant hereto, including, without limitation, acceleration of the Note, at law, in equity or otherwise) with respect thereto until the earliest of (i) the date on which all Senior Indebtedness is accelerated, (ii) if applicable, the date on which the Senior Indebtedness to which such Senior Event of Default related is discharged in accordance with its terms or such Senior Event of Default is waived by the holders of such Senior Indebtedness or cured or (iii) any voluntary or involuntary petition in bankruptcy filed by or against the Company.  Within ten (10) Business Days after knowledge of any Event of Default under the Note, the Company shall furnish a copy thereof to the holders of Senior Indebtedness in the manner and at the addresses specified in the documents and/or agreements evidencing the applicable Senior Indebtedness.

6.3          Acceleration of Note; Insolvency.  (a)  Upon (i) any acceleration of the principal amount due on the Note or Senior Indebtedness or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof duly provided for, to the full satisfaction of the holders of Senior Indebtedness before the Holder of the Note shall be entitled to receive or retain any assets so paid or distributed in respect thereof; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder of the Note would be entitled, except for these provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder of the Note if received by it, directly to the holders of Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness before any payment or distribution is made to the Holder of the Note, except that the holders of Senior Indebtedness of the type described in clause (i) of the definition of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness (or provisions satisfactory to the holders of such Senior Indebtedness shall be made for such payment) before the holders of other types of Senior Indebtedness shall be entitled to receive payment on such other Senior Indebtedness.

(b)           In the event that, notwithstanding the provision of the preceding paragraph or of Section 6.2 hereof, any payment or distribution of assets of the Company prohibited by the preceding paragraph or by Section 6.2 hereof shall be received by the Holder of the Note before all Senior Indebtedness is paid in full, or provision made for such payment, to the full satisfaction of the holders of Senior Indebtedness, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.  All payments applied to Senior Indebtedness pursuant to this paragraph of Section 6.3 shall be allocated among the holders of Senior Indebtedness in accordance with the provisions of the preceding paragraph of this Section 6.3.

6.4          Subrogation, Etc.  Upon payment in full of all Senior Indebtedness, the Holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company pro rata in proportion to the respective amounts then owing to the Holders of the Notes; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Section 6, and no payment over pursuant to such provisions to the holders of Senior Indebtedness, shall, as between the Company and its creditors (other than the Holders of Notes and the holders of the Senior Indebtedness), be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of the Holders of Notes on the one hand and the holders of Senior Indebtedness on the other hand.  The holders of Senior Indebtedness may amend, modify and otherwise deal with Senior Indebtedness without any notice to or approval of any holder of Indebtedness ranking junior to Senior Indebtedness; provided that the Company will promptly (and in any event within ten (10) Business Days) notify the Holder of the Note in writing as to any such amendment, modification, extension, waiver or other change to the terms of the Senior Indebtedness.

6.5          Enforcement.  (a)  The foregoing subordination provisions shall be for the benefit of the holders of Senior Indebtedness and may be enforced directly by such holders against the Holder of the Note.  The Holder of the Note by its acceptance thereof shall be deemed to acknowledge and agree that the subordination provisions of this Section 6 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and each holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

(b)           Upon any payment or distribution of assets of the Company, the Holder of the Note shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidation trustee, Company, agent or other person making such payment or distribution, delivered to the Holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertaining thereto or to the provisions of this Section 6.

6.6          Obligations Unimpaired.  Nothing contained in this Section 6, or elsewhere in the Note, is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of the Note, the obligation of the Company, which shall be absolute and unconditional, to pay the Holder of the Note the Principal Amount of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Holder of the Note and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of the Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 6 of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.  Nothing contained in this Section 6 or elsewhere in the Note, shall prevent the Company from making payment of the Principal Amount of or interest on the Note at any time except under the conditions described in Section 6.2 or 6.3.

6.7          Definition of Senior Indebtedness.  The term “Senior Indebtedness” shall mean the principal and interest on (i) all Indebtedness (as defined in the Merger Agreement) of the Company and its Subsidiaries for money borrowed from time to time from banks or other financial institutions, an agency or agencies of the federal government or other institutions engaged in the business of lending money, (ii) all Capital Leases of the Company and its Subsidiaries, (iii) obligations of the Company for the reimbursement of any obligor on any letters of credit, banker's acceptance or similar credit transaction, and (iv) any deferrals, renewals and extensions of any Indebtedness described in clauses (i) through (iii) above, unless under the express provisions of the instrument creating or evidencing any such indebtedness, or pursuant to which the same is outstanding, such indebtedness is not superior in right of payment to the Notes.  For the avoidance of doubt, Senior Indebtedness shall not include Indebtedness owed or owing to any Subsidiary or any officer, director or employee of the Company or any Subsidiary.  For purposes hereof, the Senior Indebtedness includes any and all Indebtedness under the Loan Agreement dated May  , 2010, between Zions First National Bank and each of Black Diamond Equipment, Ltd., Black Diamond Retail, Inc., Clarus Corporation, Everest/Sapphire Acquisition, LLC, and Gregory Mountain Products, LLC, together with any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancing thereof, including without limitation Indebtedness arising under letters of credit issued pursuant thereto.

7.           Reduction or Increase of the Principal Amount.  The Principal Amount may be reduced by the Company in accordance with the terms and conditions set forth in Section 11.6 of the Merger Agreement.  Upon any such reduction in the Principal Amount, the Company shall execute and deliver a new Note to the Holder and the Holder shall return this Note to the Company.  The failure of the Company to deliver a new Note to the Holder at any time as required by this Note shall not affect the Company’s obligations to the Holder to pay the Principal Amount, as applicable, and accrued and unpaid interest when and as due hereunder.

8.           Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the Holder in form reasonably satisfactory to the Company, the Company will make and deliver, in lieu of this Note, a new Note of like tenor.

9.           Place of Payment; Notices.  Payments of principal and any notice hereunder are to be delivered to the Holder at the following address: ________________________ or to such other address as specified in a written notice delivered to the Company by Holder.  Notices sent by the Company shall be deemed received when delivered personally or one (1) Business Day after being sent by Federal Express or other nationally recognized overnight carrier for next day delivery or three (3) Business Days after being sent by certified or registered mail to the following address:

Clarus Corporation
2084 East 3900 South
Salt Lake City, UT 84124
Fax:  (203) 552-9607
Attention:  Chief Financial Officer

with a copy to:

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York 10019
Attention: Robert L. Lawrence, Esq.
Facsimile: (212) 245 3009

10.         Jurisdiction.  This Note shall be subject to the exclusive jurisdiction of the courts of New York County, New York.  The Company and the Holder, for themselves and their successors, irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of New York for the purpose of enforcing the terms of this Note or the transactions contemplated hereby.  The Company and the Holder irrevocably waive (for themselves and their successors), to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any judgment entered by any court located in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

11.           Governing Law.  The validity, construction, and interpretation of this Note shall be governed by the internal laws of the State of New York without respect to the principles of conflicts of laws of the State of New York or any other jurisdiction.

12.           Assignment.  This Note may be assigned by the Company to any wholly-owned subsidiary of the Company; provided, however, that the Company shall (i) provide written notice of such assignment to the Holder within five (5) days of such assignment, (ii) provide a written assumption signed by the assignee of this Note agreeing to be bound by the provisions of this Note, and (iii) remain jointly and severally liable with any such assignee for the obligations, liabilities and provisions of this Note.  This Note may be assigned by the Holder, subject to the Company’s Right of Set-off set forth in the Merger Agreement.

13.           Amendments.  No amendment, modification or waiver of any provision of this Note, nor any consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by KGH and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.           Pro Rata Payments.  All payments of the Principal Amount and interest owing on the Notes shall be made on a pro rata basis (in accordance with the respective Principal Amounts outstanding thereunder).

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

CLARUS CORPORATION

By:
Name:
Title:

CONFIRMED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:

By:
Name:
Title: